Exhibit 99.1

Viveve Reports First Quarter 2019 Financial and Operating Results

- Successful organizational realignment resulting in decreased operating expenses

- Significant progress in clinical programs targeting expanded indications in sexual function and stress urinary incontinence

ENGLEWOOD, CO – May 9, 2019 -- Viveve Medical Inc. (NASDAQ: VIVE), a medical technology company focused on women's intimate health, today reported financial results for the quarter ended March 31, 2019.

“During the first quarter of 2019 we reported $3.0 million in total revenue and also made significant progress advancing our clinical development programs for expanded indications for our cryogen-cooled monopolar radiofrequency (CMRF) technology in female sexual function and stress urinary incontinence,” said Scott Durbin, Viveve’s chief executive officer and director. “The strategic organizational realignment we implemented in the first quarter has resulted in a significant reduction in operating expenses and will help us maintain improved operational efficiency moving forward. In addition, having completed full enrollment in both the LIBERATE-International stress urinary incontinence (SUI) and VIVEVE II sexual function registration trials, we look forward to reporting final clinical data readouts from these clinical programs in July 2019 and April 2020, respectively. These data readouts will be important milestones in our efforts to gain additional regulatory clearances for our technology that could translate into significant expansion of our commercial opportunities,” continued Mr. Durbin.

Q1 2019 and Recent Business Highlights

●	Reported $3.0 million total revenue for the first quarter 2019 from the global sale of 43 Viveve® Systems and approximately 2,300 treatment tips;
●

Received CE Mark clearance for the next generation Viveve 2.0 System and treatment tips in Europe, enabling commercialization in over 30 countries in addition to the U.S., which the company anticipates will improve gross margins in the back-half of 2019;

●	Implemented a strategic organizational restructuring to reduce expenses and cash burn throughout 2019 and 2020;
●	Fully enrolled the LIBERATE-International clinical trial for stress urinary incontinence; and
●	Fully enrolled the VIVEVE II clinical trial for the improvement of sexual function.

Q1 2019 Financial Results

Revenue for the quarter ended March 31, 2019 totaled $3.0 million from the sale of 43 Viveve Systems, 25 of which were sold in North America, and approximately 2,300 disposable treatment tips, compared to revenue of $3.7 million for the same period in 2018. As of March 31, 2019, the company had a global installed base of 746 Viveve Systems.

Gross profit for the first quarter of 2019 was $1.1 million, or 36% of revenue, compared to gross profit of $1.3 million, or 36% of revenue, for the same period in 2018.

Total operating expenses (excluding one-time restructuring charges of approximately $742,000) for the first quarter of 2019 were $9.1 million, down from $12.7 million for the same period in 2018, mainly as a result of cost reduction efforts associated with the strategic organizational realignment implemented in January 2019.

Net loss for the first quarter of 2019 was $10.0 million, or ($0.22) per share, compared to a net loss of $12.7 million, or ($0.49) per share, for the same period in 2018.

Cash and cash equivalents were $17.8 million as of March 31, 2019, compared to $29.5 million as of December 31, 2018.

2019 Financial Guidance

Viveve continues to anticipate solid commercial growth and reiterates its 2019 guidance for annual revenue of $20 million.

Conference Call Information

The company will host a live conference call at 5:00 PM ET today. The conference call may be accessed by dialing 1-833-255-2833 (domestic) or 1-412-902-6728 (international) or via live webcast at https://services.choruscall.com/links/vive190509.html. Participants may also pre-register for the conference call at http://dpregister.com/10128439.

A recording of the webcast will be posted on the company’s investor relations website following the call at ir.viveve.com and will be available online for 90 days.

About Viveve

Viveve Medical, Inc. is a medical technology company focused on women's intimate health. Viveve is committed to advancing new solutions to improve women's overall well-being and quality of life. The internationally patented Viveve® System incorporates cryogen-cooled monopolar radiofrequency (CMRF) technology to uniformly deliver volumetric heating while gently cooling surface tissue to generate neocollagenesis in a single in-office session.

International regulatory approvals and clearances have been received for vaginal laxity and/or improvement in sexual function indications in over 50 countries. Viveve is conducting VIVEVE II, a multicenter, randomized, double-blind, sham-controlled clinical trial to assess improvement of sexual function in women following vaginal childbirth. Completion of full 250 subject enrollment was announced in early March 2019. If successful, VIVEVE II results could support a marketing application for a new U.S. commercial indication. Currently, in the United States, the Viveve® System is cleared by the FDA for use in general surgical procedures for electrocoagulation and hemostasis.

Viveve has fully enrolled LIBERATE-International, one of two planned independent, multicenter, randomized registration trials for the improvement of stress urinary incontinence in women and plans to re-submit an IDE to the FDA for LIBERATE-U.S. after conducting certain safety testing. The results of these two trials, if successful, could support marketing applications in the U.S. and over 30 countries around the world for this new commercial indication.

For more information visit Viveve's website at www.viveve.com.

Safe Harbor Statement

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. While management has based any forward-looking statements included in this press release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, the fluctuation of global economic conditions, the performance of management and our employees, our ability to obtain financing, competition, general economic conditions and other factors that are detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

Viveve is a registered trademark of Viveve, Inc.

Investor Relations contacts:

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Media contact:

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VIVEVE MEDICAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$17,821	$29,523
Accounts receivable, net	4,778	5,704
Inventory	3,867	4,119
Prepaid expenses and other current assets	3,117	2,558
Total current assets	29,583	41,904
Property and equipment, net	2,832	2,916
Investment in limited liability company	1,718	1,843
Other assets	719	171

Total assets	$34,852	$46,834
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$2,686	$3,994
Accrued liabilities	4,802	6,766
Total current liabilities	7,488	10,760
Note payable, noncurrent portion	30,927	30,528
Other noncurrent liabilities	1,023	634

Total liabilities	39,438	41,922
Stockholders’ equity (deficit):
Common stock and additional paid-in capital	160,828	160,297
Accumulated deficit	(165,414)	(155,385)
Total stockholders’ equity (deficit)	(4,586)	4,912
Total liabilities and stockholders’ equity (deficit)	$34,852	$46,834

VIVEVE MEDICAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended
	March 31,
	2019	2018

Revenue	$3,012	$3,699
Cost of revenue	1,941	2,352
Gross profit	1,071	1,347

Operating expenses:
Research and development	2,480	3,756
Selling, general and administrative	6,626	8,931
Restructuring costs	742	-
Total operating expenses	9,848	12,687
Loss from operations	(8,777)	(11,340)
Interest expense, net	(1,116)	(1,070)
Other expense, net	(11)	(10)
Net loss from consolidated companies	(9,904)	(12,420)
Loss from minority interest in limited liability company	(125)	(249)
Net loss	$(10,029)	$(12,669)

Net loss per share:
Basic and diluted	$(0.22)	$(0.49)

Weighted average shares used in computing net loss per common share:
Basic and diluted	46,371,891	25,846,724